C3 AI Announces Fiscal Third Quarter 2023 Financial Results
Revenue $66.7 million. Exceeded guidance.

REDWOOD CITY, Calif. - March 2, 2023 - C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal third quarter ended January 31, 2023.
“As we enter Q4 FY 23, we are seeing tailwinds from improved business optimism and increased interest in applying C3 AI solutions to address an increasing range of applications across a broad range of industries,” said Thomas M. Siebel, C3 AI CEO. “The overall business sentiment appears to be improving. This is a dramatic change from what we experienced in mid 2022.”
“In the course of the third quarter we validated our transition to a consumption-based pricing model, expanded our partner ecosystem, expanded our business pipeline, and delivered industry leading product innovation in enterprise AI. We remain on track to become cash positive and non-GAAP profitable by the end of FY 24,” Siebel continued. “The results speak for themselves.”

Fiscal Third Quarter 2023 Financial Highlights
•Revenue: Total revenue for the quarter was $66.7 million, exceeding guidance of $63.0 million to $65.0 million.
•Subscription Revenue: Subscription revenue for the quarter was $57.0 million, constituting 85.6% of revenue.
•Gross Profit: GAAP gross profit for the quarter was $44.4 million, representing a 67% gross margin. Non-GAAP gross profit for the quarter was $51.0 million, representing a 76% non-GAAP gross margin.
•Remaining Performance Obligations (“RPO”): GAAP RPO was $403.2 million. Our GAAP RPO represents 151% of Q3 annualized revenue. Non-GAAP RPO was $436.3 million.
•Current RPO: Current RPO of $176.3 million, an increase of 7% compared to $164.5 million one quarter ago.
•Net Loss per Share: GAAP net loss per share was $(0.57). Non-GAAP net loss per share was $(0.06).
•Customer Count: Customer count was 236.
•Cash Reserves: With $789.8 million in cash, cash equivalents, and investments, we believe C3 AI is well positioned to sustain equity market turbulence and to continue to invest in growth through enterprise AI innovation and sales expansion, while sustaining our path to profitability.

C3 AI Partner Model Successes
In the third quarter we established, reestablished, and substantially expanded our go-to-market partnerships.
•C3 AI and Google Cloud closed deals with eight new customers and expanded our joint pipeline. Our combined sales teams have identified 291 enterprise opportunities for our joint solutions, over 100 of which we are currently engaged in licensing discussions. Thomas Kurian, Google Cloud CEO, and Thomas Siebel, C3 AI CEO, held a joint meeting with a number of clients, prospects, and partners in the U.S. Federal region. Substantial progress has been made to ensure that all C3 AI products perform optimally in the Google Cloud environment. We further expanded our partnership agreement so that customers can purchase C3 AI software solutions on the Google Cloud Marketplace. Together C3 AI and Google Cloud have closed transactions with two global Consumer Packaged Goods companies, three High Tech and Telecom companies, and a large Canadian Financial Services company.
•C3 AI and AWS renewed and expanded our go-to-market partnership. AWS funded C3 AI to enhance C3 AI Law Enforcement optimized for AWS, integrating Amazon OpenSearch and AWS Machine Learning services to enhance the speed and quality of analysis for state and local agencies using the application on AWS. C3 AI and AWS are jointly pursuing 75 new opportunities, of which 41 appear highly qualified; and we closed 6 new agreements in the quarter.
•C3 AI and Azure collaborated to close a global U.S. Energy company and a European Technology company serving the Construction and Mining sectors. We cooperated to deliver a highly successful pilot engagement to a large U.S. Defense Agency.

•C3 AI and Booz Allen established a highly strategic partnership in December focused on providing solutions for the Government, Defense, and Intelligence sectors. C3 AI and Booz Allen are jointly going to market with the C3 AI Platform and suite of pre-built C3 AI Applications. Together the companies have cross trained employees on the C3 AI Platform; are actively pursuing six highly qualified large opportunities; and we already closed our first engagement with the Chief Digital Artificial Intelligence Office (“CDAO”).
•C3 AI and Accenture renewed our partnership to help customers drive product innovation, design and development to provide strategic support and systems integration at scale, drawing on Accenture’s experience to transform asset management across industries to help improve profitability and reduce risk. Together the companies have rapidly trained Accenture employees on the C3 AI Platform and have already collaborated to close two pilot deals in the Consumer Packaged Goods and Oil & Gas sectors; are actively engaged with a large Oil & Gas services company; and have generated several new opportunities with target accounts.
•C3 AI and EY entered into a teaming agreement to address the needs of the Healthcare industry in the UK.
•C3 AI and Peraton entered into a teaming agreement to address the modernization of the Veterans Administration.
•C3 AI and Baker Hughes substantially expanded their strategic partnership. The terms of this expansion resulted in an incremental C3 AI booking of $32.5 million, and the frequency of payments due from Baker Hughes was accelerated over the term of the agreement. C3 AI agreed to provide additional products and services to Baker Hughes, and provided Baker Hughes additional flexibility in the manner in which they sell C3 AI products and services. The expanded agreement also enables Baker Hughes to extend the term of the agreement beyond its six-year term. We believe the partnership with Baker Hughes has enhanced our credibility in the Oil & Gas and Chemicals markets. As a result of our partnership with Baker Hughes, combining both joint selling through the partnership and the sales we have closed independently, C3 AI has closed 87 contracts in the Oil & Gas and Chemical industries including LyondellBasell, Shell, ExxonMobil, Petronas, ENI, Aramco, Qatargas, ADNOC, PTTGC, Yokogawa, Baker Hughes, Braskem, and others, from which we have closed over $650 million in bookings and recognized over $350 million in revenue through Q3 FY 23.
C3 AI ESG. C3 AI’s most mature application in market is C3 AI Energy Management. Initially released in Spring 2010, this product is used to measure and manage the energy and greenhouse gas footprint at over 6 million residences and businesses today. In September 2022, we announced the availability of C3 AI ESG, developed as a significant enhancement to the C3 AI Energy Management foundation. C3 AI ESG provides a single source of truth for all matters of materiality related to ESG – aggregated and synthesized from the many ERP, supply chain, procurement, SCADA, CRM, HR, and other enterprise systems installed at an enterprise – all tracked at the asset, division, and corporate level. It enables organizations to publish ESG compliance reports consistent with a multiplicity of conflicting ESG reporting standards including SASB, GRI, TCFD, and CDP. Most importantly, C3 AI ESG provides rich predictive analytics using AI to allow managers to track their gaps to plan for ESG materiality in out years – be it CO2, H2O, methane, workplace injuries, etc. – and recommends mitigation measures to close the gaps so that the company can be assured of meeting its ESG objectives. According to Verdantix, ESG presents a $16 billion addressable market in 2027 and the enthusiasm with which this product is being received suggests that it will be a substantial contributor to growth at C3 AI. Our initial customers of our ESG application are EY, Shell and Baker Hughes. For those interested, a demo is available https://c3.ai/products/c3-ai-esg/#esg-demo.
C3 AI Intellectual Property. C3 AI continues to make significant investments in technology innovation. We have been awarded 26 patents to date and have an additional 96 patents pending. One of our most important inventions is the model driven architecture for enterprise AI applications — the core architecture of the C3 AI Platform. We have been issued several patents for this architecture, including Systems, Methods, and Devices for an Enterprise AI Application Development Platform, Siebel, et al. U.S. Patent # No. 10,817,530. The C3 AI Platform provides all the software services necessary and sufficient for the rapid development, deployment, and operation of enterprise AI applications. It also serves as an orchestration system allowing us to immediately embed and exploit the utility of ongoing innovations in the open source and proprietary world. Examples include new techniques in machine learning, virtualization, encryption, Databricks, Snowflake, Vertex AI, Amazon Sagemaker, Azure ML, TensorFlow, Jupyter, Python, etc., all of which are entirely compatible with the C3 AI Platform and are commonly used by our customers. The recent explosion of innovation and availability of large-language models and generative pre-trained transformers provided by OpenAI, Google, Microsoft and others are immediately compatible and interoperable with the C3 AI Platform enabling us to increase the utility of our C3 AI Platform and C3 AI Applications. We believe importance of these ongoing developments in Generative AI are difficult to overstate.

C3 Generative AI. By combining the utility of the C3 AI Platform, predictive analytics, enterprise search, natural language processing, generative pre-trained transformers, and reinforcement learning, we have developed a novel technique to fundamentally improve the nature and utility of the human-computer interface for enterprise applications. We believe that this represents a breakthrough development that will dramatically facilitate the ease of use and explainability of enterprise AI applications, in addition to providing users immediate controlled access to potentially the entire corpus of data and information systems within an enterprise. We expect C3 Generative AI for Enterprise Search to be incorporated into the C3 AI Platform and C3 AI Applications and generally available in Spring 2023. It is currently being deployed as a utility in the C3 AI Platform, at Koch Industries, and Baker Hughes. To protect this intellectual property, we have several patents pending in multiple jurisdictions around the world, including Systems and Methods to Apply Generative AI to Transform Information Access and Content Creation for Enterprise Information Systems, Siebel, et al. For those interested, we have provided an example demo of C3 Generative AI https://c3.ai/products/c3-generative-ai-product-suite/#crm-demo.
Our pipeline of qualified opportunities for the coming year is in excess of 500. As a result of our successful transition to consumption-based pricing, our pilot pipeline has increased, the number of deals we are closing in quarter is increasing, our average selling price is decreasing, our partnerships are strengthening, and our innovation accelerates apace — all of which portend the opportunity for substantially increased revenue growth in FY 24, and beyond while we simultaneously manage the company on a well-engineered path to profitability.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the fourth quarter of fiscal 2023 and full-year fiscal 2023:

(in millions)	Fourth Quarter Fiscal 2023 Guidance	Full Year Fiscal 2023 Guidance
Total revenue	$70 - $72	$264 - $266
Non-GAAP loss from operations	($24) - ($28)	($69) - ($73)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Third Quarter Fiscal 2023 Financial Results Conference Call
When:	Thursday, March 2, 2023
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BI475641e7eb5043d3b21151cf2869c07b (live call)
Webcast:	https://edge.media-server.com/mmc/p/barehejb (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Non-GAAP RPO: Non-GAAP RPO represents our GAAP RPO plus the associated cancellable contracted backlog. We believe the presentation of our RPO inclusive of the cancellable backlog provides useful supplemental information to investors about our aggregate contractual backlog and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our expectations relating to our new consumption-pricing model and the impact to our results of operations, our expectation to be operating profitably on a non-GAAP basis by the end of fiscal 2024, the expected benefits of our offerings, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including difficulties in evaluating our prospects and future results of operations given our limited operating history, our dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, and our history of operating losses. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2022, October 31, 2022 and, when available, January 31, 2023, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Application Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2023	2022	2023	2022
Revenue
Subscription(1)	$57,043	$57,084	$173,577	$150,614
Professional services(2)	9,626	12,689	20,808	29,828
Total revenue	66,669	69,773	194,385	180,442
Cost of revenue
Subscription(3)	21,294	12,275	54,551	32,880
Professional services	977	5,079	6,878	13,470
Total cost of revenue	22,271	17,354	61,429	46,350
Gross profit	44,398	52,419	132,956	134,092
Operating expenses
Sales and marketing(4)	43,497	43,146	131,420	126,134
Research and development	55,051	40,931	160,979	104,166
General and administrative	17,888	15,748	57,770	43,391
Total operating expenses	116,436	99,825	350,169	273,691
Loss from operations	(72,038)	(47,406)	(217,213)	(139,599)
Interest income	6,987	410	13,749	1,077
Other income (expense), net	2,032	7,742	66	5,471
Loss before provision for income taxes	(63,019)	(39,254)	(203,398)	(133,051)
Provision for income taxes	143	193	485	594
Net loss	$(63,162)	$(39,447)	$(203,883)	$(133,645)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.57)	$(0.38)	$(1.87)	$(1.29)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	110,735	105,093	108,869	103,841

(1)    Including related party revenue of $20,316 and $19,740 for the three months ended January 31, 2023 and 2022, respectively, and $55,884 and $39,960 for the nine months ended January 31, 2023 and 2022, respectively.
(2)    Including related party revenue of $8,599 and $4,892 for the three months ended January 31, 2023 and 2022, respectively, and $8,749 and $12,890 for the nine months ended January 31, 2023 and 2022, respectively.
(3)    Including related party cost of revenue of nil and $191 for the three months ended January 31, 2023 and 2022, respectively, and nil and $388 for the nine months ended January 31, 2023 and 2022, respectively.
(4)    Including related party sales and marketing expense of $3,515 and $2,398 for the three months ended January 31, 2023 and 2022, respectively, and $10,546 and $2,590 for the nine months ended January 31, 2023 and 2022, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	January 31, 2023	April 30, 2022
Assets
Current assets
Cash and cash equivalents	$311,142	$339,528
Short-term investments	461,298	620,633
Accounts receivable, net of allowance of $359 and $157 as of January 31, 2023 and April 30, 2022, respectively(1)	143,678	80,271
Prepaid expenses and other current assets(2)	30,392	20,004
Total current assets	946,510	1,060,436
Property and equipment, net	75,197	14,517
Goodwill	625	625
Long-term investments	17,369	32,086
Other assets, non-current(3)	55,512	63,218
Total assets	$1,095,213	$1,170,882
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$19,990	$54,218
Accrued compensation and employee benefits	39,522	32,223
Deferred revenue, current(5)	38,893	48,854
Accrued and other current liabilities(6)	25,203	14,874
Total current liabilities	123,608	150,169
Deferred revenue, non-current	51	288
Other long-term liabilities(7)	24,184	30,948
Total liabilities	147,843	181,405
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of January 31, 2023 and April 30, 2022; 108,508,976 and 102,725,041 shares issued and outstanding as of January 31, 2023 and April 30, 2022, respectively	109	103
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of January 31, 2023 and April 30, 2022; 3,499,992 and 3,499,992 shares issued and outstanding as of January 31, 2023 and April 30, 2022, respectively	3	3
Additional paid-in capital	1,693,574	1,532,917
Accumulated other comprehensive loss	(1,035)	(2,148)
Accumulated deficit	(745,281)	(541,398)
Total stockholders’ equity	947,370	989,477
Total liabilities and stockholders’ equity	$1,095,213	$1,170,882
(1)     Including amounts from a related party of $82,143 and $35,848 as of January 31, 2023 and April 30, 2022, respectively.
(2)     Including amounts from a related party of $4,983 and $4,862 as of January 31, 2023 and April 30, 2022, respectively.
(3)     Including amounts from a related party of $12,495 and $16,141 as of January 31, 2023 and April 30, 2022, respectively.
(4)     Including amounts from a related party of nil and $18,549 as of January 31, 2023 and April 30, 2022, respectively.
(5)     Including amounts from a related party of $318 and $132 as of January 31, 2023 and April 30, 2022, respectively.
(6)     Including amounts from a related party of $2,448 and $2,510 as of January 31, 2023 and April 30, 2022, respectively.
(7)     Including amounts from a related party of nil and $2,448 as of January 31, 2023 and April 30, 2022, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended January 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(203,883)	$(133,645)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,257	3,761
Non-cash operating lease cost	5,820	2,369
Stock-based compensation expense	168,474	77,813
Other	(1,779)	255
Changes in operating assets and liabilities
Accounts receivable(1)	(63,609)	(1,963)
Prepaid expenses, other current assets and other assets(2)	(7,745)	(21,108)
Accounts payable(3)	(26,250)	2,237
Accrued compensation and employee benefits	1,069	759
Operating lease liabilities	(3,296)	(2,303)
Other liabilities(4)	(4,606)	14,304
Deferred revenue(5)	(10,197)	(15,779)
Net cash used in operating activities	(142,745)	(73,300)
Cash flows from investing activities:
Purchases of property and equipment	(59,767)	(2,183)
Capitalized software development costs	(1,000)	(500)
Purchases of investments	(497,288)	(540,290)
Maturities and sales of investments	674,440	698,312
Net cash provided by investing activities	116,385	155,339
Cash flows from financing activities:
Payment of deferred offering costs	—	(105)
Proceeds from exercise of Class A common stock options	2,364	19,334
Taxes paid related to net share settlement of equity awards	(4,815)	—
Net cash (used in) provided by financing activities	(2,451)	19,229
Net (decrease) increase in cash, cash equivalents and restricted cash	(28,811)	101,268
Cash, cash equivalents and restricted cash at beginning of period	352,519	116,255
Cash, cash equivalents and restricted cash at end of period	$323,708	$217,523
Cash and cash equivalents	$311,142	$204,531
Restricted cash included in other assets	12,566	12,567
Restricted cash included in prepaid expenses and other current assets	—	425
Total cash, cash equivalents and restricted cash	$323,708	$217,523
Supplemental disclosure of cash flow information—cash paid for income taxes	$219	$677
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$12,618	$483
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$2,033	$26,529
Unpaid liabilities related to intangible purchases	$1,500	$2,500
Vesting of early exercised stock options	$842	$2,391
(1)Including changes in related party balances of $46,295 and $547 for the nine months ended January 31, 2023 and 2022, respectively.
(2)Including changes in related party balances of $(3,525) and $14,102 for the nine months ended January 31, 2023 and 2022, respectively.
(3)Including changes in related party balances of $(18,549) and $2,359 for the nine months ended January 31, 2023 and 2022, respectively.
(4)Including changes in related party balances of $(2,510) and $12,674 for the nine months ended January 31, 2023 and 2022, respectively.
(5)Including changes in related party balances of $186 and $(7,122) for the nine months ended January 31, 2023 and 2022, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2023	2022	2023	2022
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$44,398	$52,419	$132,956	$134,092
Stock-based compensation expense (1)	6,357	3,343	17,665	7,815
Employer payroll tax expense related to employee stock-based compensation (2)	201	8	773	73
Gross profit on a non-GAAP basis	$50,956	$55,770	$151,394	$141,980

Gross margin on a GAAP basis	67%	75%	68%	74%
Gross margin on a non-GAAP basis	76%	80%	78%	79%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(72,038)	$(47,406)	$(217,213)	$(139,599)
Stock-based compensation expense (1)	55,831	31,361	168,474	77,813
Employer payroll tax expense related to employee stock-based compensation (2)	1,175	356	4,208	1,794
Loss from operations on a non-GAAP basis	$(15,032)	$(15,689)	$(44,531)	$(59,992)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(63,162)	$(39,447)	$(203,883)	$(133,645)
Stock-based compensation expense (1)	55,831	31,361	168,474	77,813
Employer payroll tax expense related to employee stock-based compensation (2)	1,175	356	4,208	1,794
Net loss on a non-GAAP basis	$(6,156)	$(7,730)	$(31,201)	$(54,038)

GAAP net loss per share attributable common shareholders, basic and diluted	$(0.57)	$(0.38)	$(1.87)	$(1.29)
Non-GAAP net loss per share attributable common shareholders, basic and diluted	$(0.06)	$(0.07)	$(0.29)	$(0.52)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	110,735	105,093	108,869	103,841

(1)Starting fiscal year 2023, the Company records stock-based compensation associated with the Company’s annual bonus program that will be settled by shares of restricted common stock. Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2023	2022	2023	2022
Cost of subscription	$5,996	$2,639	$15,754	$5,824
Cost of professional services	361	704	1,911	1,991
Sales and marketing	18,316	8,850	54,175	28,540
Research and development	23,646	12,846	72,768	25,860
General and administrative	7,512	6,322	23,866	15,598
Total stock-based compensation expense	$55,831	$31,361	$168,474	$77,813

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2023	2022	2023	2022
Cost of subscription	$190	$7	$646	$7
Cost of professional services	11	1	127	66
Sales and marketing	277	202	1,163	718
Research and development	618	38	1,947	437
General and administrative	79	108	325	566
Total employer payroll tax expense	$1,175	$356	$4,208	$1,794

Reconciliation of remaining performance obligations (“RPO”) to Non-GAAP RPO:

The following table presents a reconciliation of RPO to Non-GAAP RPO:

	As of January 31,
	2023	2022
RPO	$403,159	$469,276
Cancellable amount of contract value	33,171	67,454
Non-GAAP RPO	$436,330	$536,730